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Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

        We consent to the incorporation by reference in the following Registration Statements:

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  Registration Statement (Form S-3 No. 333-181182) of TravelCenters of America LLC,

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  Registration Statement (Form S-8 No. 333-154735) pertaining to the TravelCenters of America LLC 2007 Equity Compensation Plan,

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  Registration Statement (Form S-8 No. 333-160933) pertaining to the Amended and Restated TravelCenters of America LLC 2007 Equity Compensation Plan, and

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  Registration Statement (Form S-8 No. 333-176161) pertaining to the Amended and Restated TravelCenters of America LLC 2007 Equity Compensation Plan

of our report dated June 6, 2014, with respect to the consolidated financial statements of TravelCenters of America LLC as of December 31, 2013 and for each of the two years in the period ended December 31, 2013, included in this Annual Report (Form 10-K) of TravelCenters of America LLC for the year ended December 31, 2014.

/s/ Ernst & Young LLP

Boston, Massachusetts
March 13, 2015

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  Exhibit 23.2
Consent of Independent Registered Public Accounting Firm